UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                            SCOTTISH RE GROUP LIMITED
                            -------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1.  Title of each class of securities to which transaction applies:
     2.  Aggregate number of securities to which transaction applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4.  Proposed maximum aggregate value of transaction:
     5.  Total fee paid:
[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1.  Amount previously paid:
     2.  Form, Schedule or Registration Statement No.:
     3.  Filing Party:
     4.  Date Filed:

                            Scottish Re Group Limited
                                P.O. Box HM 2939
                            Crown House, Third Floor
                               4 Par-la-Ville Road
                             Hamilton HM 08, Bermuda


                                                                          , 2005

Dear Shareholder:

     You are cordially invited to attend the Extraordinary General Meeting of Shareholders of Scottish Re Group Limited (the "Company") to be held at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda, on Thursday, April 7, 2005, at 11:00 a.m. Bermuda time.

     The attached Notice of Extraordinary General Meeting and Proxy Statement describe more fully the formal business to be transacted at the Extraordinary General Meeting. Pursuant to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of October 17, 2004, by and among the Company and four investment funds affiliated with The Cypress Group L.L.C. (the "Cypress Entities"), the Company completed the sale and issuance to the Cypress Entities on December 31, 2004 (the "Closing Date") of (i) 3,953,183 ordinary shares, par value $0.01 per share (the "Ordinary Shares") (equal to 9.9% of the aggregate number of ordinary shares of the Company issued and outstanding on the Closing Date, taking into account such issuance), (ii) 3,206,431 Class C Warrants (the "Warrants") to purchase an equal number of ordinary shares of the Company (equal to the difference between (A) 19.9% of the ordinary shares of the Company issued and outstanding on the Closing Date (without taking into account the issuance of Ordinary Shares pursuant to clause (i) above) and (B) the number of Ordinary Shares issued to the Cypress Entities as provided in clause (i) above), and
(iii) $41,282,479 aggregate principal amount of 7.00% Convertible Junior Subordinated Notes due 2034 (the "Notes"). The Ordinary Shares, the Warrants and the Notes purchased by the Cypress Entities are collectively referred to as the "Purchased Securities." The proceeds from the Purchased Securities are being used to support the ongoing business purchased pursuant to the Asset Purchase Agreement, dated as of October 17, 2004, by and among the Company, Scottish Re (U.S.), Inc., Scottish Re Life (Bermuda) Limited and Security Life of Denver Insurance Company and Security Life of Denver International Limited, subsidiaries of ING America Insurance Holdings, Inc.

     As described more fully herein, the Cypress Entities may not exercise the Warrants or convert the Notes into ordinary shares of the Company or exchange the Notes for additional Warrants unless certain amendments to the Company's Articles of Association permitting the Cypress Entities to own up to 24.9% of the ordinary shares of the Company are adopted by shareholders and unless the issuance of ordinary shares of the Company upon conversion of the Notes pursuant to their terms (or upon exercise of the Warrants for which the Notes are exchangeable pursuant to their terms, as applicable) is approved by shareholders pursuant to applicable New York Stock Exchange rules.

     Consequently, at the Extraordinary General Meeting, you will be asked to approve (i) certain amendments to the Company's Articles of Association referred to above and (ii) the issuance of more than 20% of the outstanding ordinary shares of the Company to the Cypress Entities pursuant to the terms of the Purchased Securities.

     Certain directors and officers will be present at the Extraordinary General Meeting and will be available to respond to any questions you may have.

     Your Board of Directors believes that the proposals described in the proxy statement are in the best interests of the Company and its shareholders as a whole. Accordingly, your Board of Directors unanimously recommends that shareholders vote "FOR" the resolutions. Please give careful consideration to all of the information contained in the proxy statement and the annex attached thereto before casting your vote.

     We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Extraordinary General Meeting, you may vote in person even if you have previously mailed a proxy.

                                         Sincerely,



                                         Scott E. Willkomm
                                         Chief Executive Officer and President

         EACH VOTE IS IMPORTANT. PLEASE ENSURE THAT YOUR VOTE COUNTS BY
              COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY.

                   The date of this proxy statement is   , 2005.

          The approximate date of mailing for this proxy statement and
                            proxy card(s) is   , 2005.


                            Scottish Re Group Limited
                                P.O. Box HM 2939
                            Crown House, Third Floor
                               4 Par-la-Ville Road
                             Hamilton HM 08, Bermuda


             NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                           To Be Held On April 7, 2005

     NOTICE IS HEREBY GIVEN that the Extraordinary General Meeting of Shareholders of Scottish Re Group Limited (the "Company") will be held at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda, on Thursday, April 7, 2005, at 11:00 a.m. Bermuda time for the following purposes:

     1. To consider and vote upon a special resolution to amend the Articles of Association of the Company, attached as Annex A to this Notice;

     2. To consider and vote upon an ordinary resolution to permit the Company to issue ordinary shares upon conversion of the Notes which were issued to the Cypress Entities on December 31, 2004 (or upon exercise of the Warrants for which the Notes are exchangeable pursuant to their terms, as applicable), which issuance when combined with the ordinary shares of the Company issued to the Cypress Entities on December 31, 2004 and to be issued pursuant to the exercise of the Warrants exceeds 20% of the issued and outstanding ordinary shares of the Company on such date; and

     3. To consider such other business as may properly come before the Extraordinary General Meeting or any adjournments thereof.

     Information concerning the matters to be acted upon at the Extraordinary General Meeting is set forth in the accompanying Proxy Statement.

     The close of business on February 28, 2005, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Extraordinary General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Extraordinary General Meeting, a complete list of shareholders entitled to vote at the Extraordinary General Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.

     Shareholders are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States. Signing and returning a proxy card will not prohibit you from attending the Extraordinary General Meeting. Please note that the person designated as your proxy need not be a shareholder.


                                 By Order of the Board of Directors,




                                 Paul Goldean
                                 Executive Vice President and General Counsel

Hamilton, Bermuda

               , 2005

                                                               Annex A to Notice



     BE IT RESOLVED, by special resolution, that the following articles of the Articles of Association of the Company be amended and restated in their entirety to read as set forth below:

          6. (b) Notwithstanding Article 6(a) of these Articles, the Company shall not issue any shares in a manner that the Board of Directors of the Company believes would cause, by reason of such issuance, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company's shares; provided, however, that this provision shall not apply to (i) the issuance of shares to Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant Banking II-A C.V., 55th Street Partners II (Cayman) L.P., Cypress Side-by-Side Cayman L.P. (the "Cypress Purchasers") and any other Shareholder (as such capitalized term is determined by the Board of Directors by reference to the definition of such term in the Shareholders' Agreement by and among the Company and the Cypress Purchasers dated as of December 31,
          2004) (together with the Cypress Purchasers, the "Cypress Entities" and each, a "Cypress Entity") in such amount so that the Cypress Entities' Controlled Shares do not exceed 24.9% of a class of the Company's shares and (ii) any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the company is a party, for resale.

          9. (b) Except with respect to transfers of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis. Notwithstanding the foregoing, the Cypress Entities shall each be permitted to transfer shares of the Company to another Cypress Entity, provided that the Controlled Shares of the Cypress Entities in the aggregate do not exceed 24.9% of a class of the Company's shares.

          47. (a) (i) Subject to Article 6, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; PROVIDED THAT, subject to the following provisions of this Article 47, if and for so long as the number of Controlled Shares of any Person other than a Cypress Entity would constitute 10% or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), or the total number of Controlled Shares of the Cypress Entities would constitute 25% or more of the total combined voting rights attaching to the issued Shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

               (T-C)/(XxC)

          Where:    "T" is the aggregate number of votes conferred by all the
          issued shares immediately prior to that application of the Formula adjusted to take into account any prior reduction taken with respect to any other Member pursuant to Article 47(d) as at the same date;

                    "C" is the number of issued Controlled Shares attributable to such Person;

                    "X" is (i) 9.1 if such Person is any Person other than a Cypress Entity or (ii) 3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the Cypress Entities.

          47. (d) The Formula shall be applied successively as many times as may be necessary to ensure that no Person other than a Cypress Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Cypress Entities shall not exceed 24.9% at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied first to the votes of Controlled Shares attributable to the Person to whom the greatest number of Controlled Shares are attributed and successively to the Controlled Shares attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued shares as at such date as reduced by the application of the Formula to any larger number of Controlled Shares as at such date.

          47. (e) Notwithstanding the provisions of Articles 47(a) and (d) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person other than a Cypress Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the Cypress Entities shall not exceed 24.9% at any time.

          89. If the Company redeems or purchases shares or directs the sale and transfer of such shares pursuant to this Article 89, it shall do so only in a manner the Board believes would not result, upon consummation of such redemption or purchase, in the total number of Controlled Shares of any Person other than a Cypress Entity, increasing to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis or the total number of Controlled Shares of the Cypress Entities increasing to twenty-five percent (25%) or any higher percentage of a class of the Company's shares on a Unadjusted Basis.

provided that no individual amendment to any of the articles specified above shall be effective where the necessary approval for the amendment of any other of the articles specified above is not achieved.

            QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE MEETING

Q:   When and where will the Extraordinary General Meeting be held?

A: The Extraordinary General Meeting will be held at 11:00 a.m. Bermuda time on April 7, 2005, at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda. Admission to the meeting will be limited to shareholders of the Company or their authorized proxies.

Q:   Who is asking for my vote at the meeting?

A: The Company's Board of Directors asks that you vote on the proposals listed in the Notice of Extraordinary General Meeting of Shareholders. The vote will be taken at the Extraordinary General Meeting on April 7, 2005, or, if the Extraordinary General Meeting is adjourned, at any later meeting. The Board of Directors unanimously recommends that you vote "FOR" each proposal.

Q:   Who may attend the Extraordinary Meeting?

A: All shareholders of the Company may attend the Extraordinary General Meeting. Shareholders entitled to attend and vote at the above meeting may appoint one or more proxies to attend and vote in their place. A proxy need not be a shareholder of the Company.

Q:   Who is entitled to vote?

A: Shareholders as of the close of business on February 28, 2005 (the "Record Date") are entitled to vote at the Extraordinary General Meeting. Each ordinary share of the Company is entitled to one vote subject to certain adjustments that may be made under the Company's Articles of Association.

     In certain circumstances, the Company's Articles of Association currently provide for the reduction of a shareholder's voting rights to ensure that no shareholder, other than Pacific Life Insurance Company ("Pacific Life"), may have 10% or more of the voting rights outstanding. Under the current Articles of Association, Pacific Life may not have more than 24.9% of the voting rights outstanding.

Q:   What am I being asked to vote on?

A:   You are being asked to approve:

     o Amendments to the Articles of Association of the Company ("Proposal No. 1"), as set forth in Annex A to this proxy statement;

     o The issuance by the Company of ordinary shares upon conversion of the Notes pursuant to their terms (or upon exercise of the Warrants for which the Notes are exchangeable pursuant to their terms, as applicable) in order to permit the Company to issue to the Cypress Entities ordinary shares in an amount greater than 20% of the ordinary shares of the Company outstanding on the Closing Date ("Proposal No. 2", and together with Proposal No. 1, the "Shareholder Proposals"); and

     o Such other business as may properly come before the Extraordinary General Meeting or any adjournments thereof.

Q:   What vote is required to approve the proposals?

A: The affirmative vote by special resolution of at least two-thirds (66 2/3%) of the holders of the ordinary shares of the Company present and voting in person or by proxy at the Extraordinary General Meeting is required to approve Proposal No. 1 (the amendments to the Company's Articles of Association), unless voting is conducted by poll. If voting is conducted by poll, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the ordinary shares of the Company present and voting in person or by proxy will be required.

     The affirmative vote by ordinary resolution of the holders of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy at the Extraordinary General Meeting is required to approve Proposal No. 2 (the issuance of ordinary shares of the Company upon conversion of the Notes or exercise of the Warrants for which the Notes are exchangeable pursuant to their respective terms, as applicable).

     The Company intends to conduct all voting at the Extraordinary General Meeting by poll. In a poll, each shareholder present in person or by proxy will have one vote for each ordinary share of the Company registered in its name (which is referred to as a poll).

     The Company, Pacific Life (one of the Company's shareholders), and certain of the Company's officers and directors have also entered into Voting Agreements with the Cypress Entities. Under these agreements, each of the signatories has agreed to vote any ordinary shares of the Company held by such person in favor of the Shareholder Proposals. These signatories collectively hold 12.3% of the issued and outstanding ordinary shares of the Company as of the Record Date.

Q:   How do I vote?

A: You may vote by either attending the Extraordinary General Meeting and voting in person or by appointing a proxy by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. The Company encourages you to complete and send in your proxy card.

     All ordinary shares of the Company represented by valid proxies, unless the shareholder otherwise specifies, will be voted "FOR" the proposals and at the discretion of the proxy holders with regard to any other matter that may properly come before the Extraordinary General Meeting.

Q:   Can I change my vote after I have returned my proxy card?

A:   You may revoke your proxy by

     o providing written notice of revocation at the Company's registered office or to Computershare Investor Services, 1601 Elm Street, Suite 4340, Dallas, Texas 75201 by 5:00 p.m. (Bermuda time) on April 6, 2005, or

     o    attending the Extraordinary General Meeting and voting in person.

Q:   What does it mean if I get more than one proxy card?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

Q: My ordinary shares are held in "street name." Will my broker vote my shares at the meeting?

A: A broker will vote your shares on the special resolution only if you provide the broker with instructions on how to vote. Your broker may have discretion, however, to vote your ordinary shares of the Company on the ordinary resolution if you do not provide the broker with instructions. You should follow the directions provided by your broker(s) regarding how to provide voting instructions for your shares held in street name.

Q:   What constitutes a quorum of the Extraordinary General Meeting?

A:   As of the Record Date,                       of the ordinary shares of the
     Company were issued and outstanding. The presence, in person or by proxy, of members holding (1) at least fifty percent (50%) of the ordinary shares of the Company entitled to vote at the meeting will constitute a quorum for the purposes of approval of the ordinary resolution and (2) at least two-thirds (66 2/3%) of the ordinary shares of the Company entitled to vote at the meeting will constitute a quorum for the purposes of approval of the special resolution.

     If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will not be counted in the vote for the proposal.

Q:   Are there other matters to be acted upon at the Extraordinary General
     Meeting?

A: The Company does not expect any other matters to be presented or acted upon at the Extraordinary General Meeting.

     If any other matter is presented at the Extraordinary General Meeting on which a vote may properly be taken, the ordinary shares of the Company represented by proxies will be voted in accordance with the best judgment of the proxy holders.

Q.   Do I have dissenter's rights?

     You do not have any rights of appraisal or similar rights of dissenters, whether you vote for or against the resolutions.

Q:   How much will this proxy solicitation cost?

A: Georgeson Shareholder Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of US $5,500, plus out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of the ordinary shares of the Company. The Company's officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q:   Who will count the vote?

A: Representatives of Computershare Investor Services, the Company's transfer agent, will tabulate the votes and act as inspectors of election.

Q: When are shareholder proposals for inclusion in the proxy statement for the 2005 Annual General Meeting due?

A: In order to have been considered for inclusion in the proxy statement for the 2005 Annual General Meeting of Shareholders, shareholder proposals must have been in writing and received by December 3, 2004, by Scottish Re Group Limited, P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda, Attn: Secretary.

Q: When are shareholder proposals for presentation at meetings of shareholders due?

A: If you desire to submit a proposal for consideration at a meeting of shareholders, or to nominate persons for election as Directors at any meeting duly called for the election of Directors, written notice of your intent to make such proposal or nomination must be given and received by the Company Secretary at its principal executive office not later than (1) with respect to an Annual General Meeting of Shareholders, sixty (60) days prior to the anniversary date of the immediately preceding Annual General Meeting, and (2) with respect to an Extraordinary General Meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to shareholders. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (1) the name and address, as it appears on the books of the Company, of the shareholder who intends to make the proposal or nomination;
     (2) a representation that the shareholder is a holder of record of the ordinary shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (3) the class and number of ordinary shares of the Company which are beneficially owned by the shareholder.

     In addition, in the case of a shareholder's proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business.

Q:   Who can help answer my questions?

A: If you have any questions about the Extraordinary General Meeting you should contact the Company's President and Chief Executive Officer, Scott Willkomm, at 441-298-4364.

                 The Cypress Entities' Investment in the Company

Description of Securities Purchase Agreement

     On October 17, 2004, the Company entered into a Securities Purchase Agreement with the Cypress Entities. Pursuant to the Securities Purchase Agreement, the Company issued the Purchased Securities to the Cypress Entities on December 31, 2004 (the "Closing Date"). The effective purchase price was $19.375 per ordinary share (the "Purchase Price"). If the Cypress Entities were to exercise the Warrants and convert the Notes (which is subject to certain conditions as described below) as of the Closing Date, the Cypress Entities would own approximately 20.5% of our outstanding ordinary shares.

     The investment by the Cypress Entities was conditioned upon the closing of the transactions contemplated by an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among the Company, Scottish Re (U.S.), Inc. ("Scottish Re (U.S.)") and Scottish Re Life (Bermuda) Limited ("Scottish Bermuda") and Security Life of Denver Insurance Company ("SLD") and Security Life of Denver International Limited ("SLDI"), subsidiaries of ING America Insurance Holdings, Inc. ("ING"). Pursuant to the Asset Purchase Agreement, effective on December 31, 2004, SLD and SLDI have reinsured their individual life reinsurance business to Scottish Re (U.S.) and Scottish Bermuda on a 100% indemnity reinsurance basis. In addition, SLD and SLDI have transferred to the Company or its affiliates certain systems and operating assets of SLD and SLDI used in their individual life reinsurance business. The proceeds of the financing from the Cypress Entities are being used to support the business acquired from ING.

     As long as the Cypress Entities continue to hold the lesser of (i) 9.9% or more of the voting power of the Company's voting securities on an as-converted basis or (ii) 35% or more of the Purchased Securities on an as-converted basis, the Cypress Entities have the non-assignable right to appoint one director and one non-voting observer to the Company's Board of Directors. Subject to satisfaction of applicable legal criteria, this director is also entitled to be on the Company's Compensation Committee, Corporate Governance Committee and Finance and Investment Committee. The Cypress Entities have appointed William Spiegel as a director. He serves on the Corporate Governance Committee and the Finance and Investment Committee. The Cypress Entities have also appointed Gene Lee as a non-voting observer. Mr. Spiegel and Mr. Lee were appointed to their respective positions on the Board of Directors effective January 3, 2005.

     Subject to certain limited exceptions, the Cypress Entities have agreed not to divest the Purchased Securities for a period of 12 months from the Closing Date. The Company has granted the Cypress Entities demand and piggyback registration rights as well as, subject to certain exceptions, preemptive rights. The Company also agreed to pay the Cypress Entities an equity commitment fee and reimburse the Cypress Entities for certain reasonable out-of-pocket expenses, both of which have been paid.

The Warrants

     The Warrants will be exercisable at an exercise price equal to $0.01 per ordinary share. The number of ordinary shares of the Company for which the Warrants are exercisable is subject to customary anti-dilution adjustments. The Warrants do not have voting rights and are not exercisable until (i) the Company's shareholders approve (A) certain amendments to its Articles of Association to allow the Cypress Entities to hold more than 9.9% of the issued and outstanding ordinary shares of the Company and own or control ordinary shares of the Company constituting 10% or more of the total combined voting rights attaching to the issued ordinary shares of the Company (Proposal No. 1 hereof), and (B) the issuance to the Cypress Entities of more than 20% of the outstanding ordinary shares of the Company, as required by New York Stock Exchange rules (Proposal No. 2 hereof) (the "Shareholder Proposals"), and (ii) requisite regulatory approvals have been obtained from insurance regulators in Delaware and the United Kingdom. Notwithstanding the foregoing, the Warrants will become exercisable (i) immediately upon their transfer to an unaffiliated third party provided that such transfer complies with the ownership limitations contained in the Company's Articles of Association or (ii) to the extent the exercise thereof would not cause the Cypress Entities to own in the aggregate greater than 9.9% of the ordinary shares of the Company then outstanding. Upon approval of the Shareholder Proposals and the receipt of all requisite regulatory approvals, the Warrants will automatically be exercised for the applicable number of ordinary shares of the Company. In the event that a change of control occurs and the Warrants cannot be exercised in full for ordinary shares of the Company by the terms of the Company's Articles of Association or by applicable law, the holders of Warrants may require us to repurchase the unexercised Warrants pursuant to the terms specified in the Warrants.

The Notes

     Holders of the Notes do not have voting rights. The Notes are unsecured obligations of the Company, subordinated to all indebtedness that does not by its terms rank pari passu or junior to the Notes, including any guarantees issued by the Company in respect of senior or senior subordinated indebtedness. The Notes bear interest at 7% per annum, subject to the application of the Penalty Rate if the Shareholder Proposals are not approved as more fully described below. The accrued but unpaid interest on the Notes will be payable in kind on December 1 and June 1 of each year, beginning June 1, 2005, by the issuance of additional Notes of the same series, having the same terms and conditions as the Notes and having a principal amount equal to the amount of such accrued and unpaid interest. However, (i) during the period following the third anniversary of the Closing Date until the tenth anniversary of the Closing Date, the Company may at its option pay any of such accrued but unpaid interest in cash in lieu of in kind, and (ii) following the tenth anniversary of the Closing Date, the Cypress Entities may at their option receive any of such accrued but unpaid interest in cash in lieu of in kind. The Notes are convertible and exchangeable under the circumstances described below.

Consequences of Approval or Disapproval of the Shareholder Proposals

     Approval

     The effect of approving the Shareholder Proposals would be to allow the Cypress Entities to exercise Warrants and convert Notes so that they would hold approximately 20.5% of the outstanding ordinary shares of the Company. The Cypress Entities would have the position under the Company's Articles of Association previously occupied by Pacific Life, as the only shareholder permitted to own more than 9.9% of the outstanding shares of the Company and to own or control ordinary shares of the Company constituting 10% or more of the total combined voting rights attaching to the issued ordinary shares of the Company.

     Upon the approval of the Company's shareholders and the receipt of all requisite regulatory approvals, the Notes will automatically be converted into ordinary shares at an initial conversion price of $19.375 per ordinary share, subject to customary anti-dilution adjustments. If upon approval of the Shareholder Proposals the requisite regulatory approvals have not been obtained, the Notes will automatically be exchanged for additional Warrants to purchase the number of ordinary shares into which the Notes (including any accrued and unpaid interest through the date of conversion) were convertible. If the Company has sought approval of the Shareholder Proposals unsuccessfully at least twice, after the first anniversary of the Closing Date, the Company may redeem all (but not less than all) of the then-outstanding Notes for cash at a redemption price per share equal to the greater of (i) an amount equal to, (A) if prior to the third anniversary of the Closing Date, the initial Purchase Price paid by the Cypress Entities for the Notes, plus an amount calculated based on an annual, compounded internal rate of return equal to the Penalty Rate (described below) on such investment for the period from the Closing Date through the third anniversary thereof (applying the 19% Penalty Rate to such period), or (B) if after the third anniversary of the Closing Date, the principal amount thereof plus accrued and unpaid interest thereon through the date of repurchase, and
(ii) the market value at the time of such redemption of the number of ordinary shares into which the Notes are then convertible. In the event of a change of control, it will be required to repurchase the Notes pursuant to the terms specified in the Notes.

     Disapproval

     If the shareholders do not approve the Shareholder Proposals by June 30, 2005 (a "Failed Condition"), the Company will be required to make additional payments on the Warrants by paying cash equal to, on a per annum basis, 5% of the product of (i) the number of ordinary shares underlying the Warrants then held by the Cypress Entities and (ii) the Purchase Price, or, at the Company's option in lieu of cash, by issuing additional Notes with an equivalent aggregate principal amount, such payment or issuance to be made on the business day immediately following the date of occurrence of the Failed Condition, and on each six-month anniversary thereafter, until the Shareholder Proposals have been approved. In addition, until the Shareholder Proposals have been approved, the

Company will make an additional payment on the Warrants equal to the dividend then currently payable on ordinary shares, which will be assumed to be no less than $0.20 per share per annum.

     Furthermore, in the event of a Failed Condition, the Notes will bear interest at the Penalty Rate applied retroactively from the Closing Date until the earliest to occur of a cure of such condition, early redemption of the Notes or the maturity thereof. The "Penalty Rate" means a rate per annum equal to, (i) if a Failed Condition occurs in 2005, 15% applicable through December 31, 2005,
(ii) if a Failed Condition occurs or continues in 2006, 17% through December 31, 2006 and (iii) 19% thereafter.

     As a result of the applicable Penalty Rate on the Notes and the additional payments owed on the Warrants, if shareholders do not approve the Shareholder Proposals by June 30, 2005, the Company's interest and fee expenses will increase substantially, although interest on the Notes is payable in kind for the first three years and payable in kind or in cash at the option of the Company thereafter. For example, in the case of the Notes, in the event of a Failed Condition through the third anniversary of the Closing Date, the
outstanding amount of Notes would increase from $41,282,479 to $        . Until
redeemed, these Notes would continue to accrue interest at 19% per annum, instead of the original 7% per annum.

Voting Agreements

     The Company, Pacific Life (one of the Company's shareholders), and certain of the Company's officers and directors have entered into Voting Agreements with the Cypress Entities. Under these agreements, each of the signatories has agreed to vote any ordinary shares of the Company held by them in favor of the Shareholder Proposals. These signatories collectively hold 12.3% of the issued and outstanding ordinary shares of the Company as of the record date.

The Cypress Group

     The Cypress Group L.L.C. (the "Cypress Group") is a New York-based private equity group which manages two private equity funds with more than $3.5 billion in commitments. The Cypress Entities are equity investment funds managed by affiliates of The Cypress Group. The Cypress Group invests in privately negotiated transactions, targeting operating businesses and investing with management to foster continued growth. The Cypress Group has invested approximately $3.2 billion in 20 transactions. Investments made by the Cypress Group include Montpelier Re Holdings, Ltd., Catlin Group Ltd., Financial Guaranty Insurance Company (FGIC), Cinemark, Inc., AMTROL, Inc., Williams Scotsman, Inc., WESCO International, Inc., ClubCorp, Inc., Danka Business Systems PLC, MedPointe Inc., Republic National Cabinet Corp., The Meow Mix Company, Communications & Power Industries, Inc., Affinia Group, Inc., Cooper-Standard Automotive Inc., and Stone Canyon Entertainment Corporation.

                    Proposal to Amend Articles of Association
                                       to
                                (Proposal No. 1)

     The following is a summary of the material terms of the Amendments to the Company's Articles of Association. This summary does not purport to describe all the terms of the amendments to the Articles of Association and is qualified by the complete amendments, which are attached as Annex A to this proxy statement and incorporated by reference herein. All shareholders are urged to read the amendments to the Articles of Association carefully and in their entirety.

General

     In connection with the transaction, the Company's Board of Directors has adopted a resolution to submit to a vote of its shareholders a proposal to amend its Articles of Association.

Amendment to the Articles of Association

     The Company's Articles of Association, which act as its by-laws, restrict the Company's ability to issue shares in a manner that would result in any person owning or controlling 10% or more of a class of the ordinary shares of the Company. The Articles of Association also prevent the Company from registering any transfers of its ordinary shares, except with respect to a transfer executed on any recognized securities exchange or inter-dealer quotation system, including the New York Stock Exchange and the NASDAQ National Market, or redeeming or purchasing ordinary shares if the transfer, redemption or purchase would cause the number of ordinary shares owned or controlled by any person to be 10% or higher of the issued and outstanding ordinary shares of the Company.

     The 3,953,183 Ordinary Shares issued to the Cypress Entities on December 31, 2004, represented less than 10% of the outstanding ordinary shares of the Company, and accordingly did not require an amendment to the Company's Articles of Association. The right to exercise the Warrants and convert the Notes, as described earlier, is expressly conditioned on receipt of shareholder approval with respect to an amendment to the Company's Articles of Association to permit the issuance of additional ordinary shares of the Company to the Cypress Entities. The issuance of 3,206,431 ordinary shares of the Company issuable upon the exercise of the Warrants (the "Warrant Shares") and the issuance of 2,130,709 ordinary shares of the Company upon the conversion of the Notes (the aggregate number of ordinary shares of the Company for which the Notes would have been convertible on the Closing Date; the "Note Shares"), when considered as an integrated transaction with and added to the issuance of the 3,953,183 Ordinary Shares already issued, would exceed 10% (but would not exceed 24.9%) of the currently outstanding ordinary shares of the Company. Consequently, the Board of Directors has approved and recommends the adoption of amendments to the Company's Articles of Association that accommodate (i) the issuance to the Cypress Entities of up to 24.9% of the outstanding ordinary shares of the Company and (ii) the transfer of the ordinary shares of the Company between the Cypress Entities, and any other Shareholder (as such capitalized term is determined by the Board of Directors by reference to the definition of such term in the Shareholders' Agreement by and among the Company and the Cypress Entities dated as of December 31, 2004 (the "Shareholders' Agreement")), provided that the number of ordinary shares of the Company controlled by these companies in the aggregate does not exceed 24.9% of the issued and outstanding ordinary shares of the Company.

     The Company's Articles of Association also provide that if the number of ordinary shares owned or controlled by any person would constitute 10% or more of the total combined voting rights in the Company, the voting rights of each such issued share would be cut back so as to allow only a fraction of a vote, thereby preventing any person from exercising more than 10% of the voting rights in relation to the ordinary shares at any time. The Board of Directors has approved the form of, and recommends the adoption of, amendments allowing the Cypress Entities and any other Shareholder (as defined in the above paragraph) to own or control ordinary shares of the Company constituting not more than 24.9% of the total combined voting rights attaching to the issued shares of the Company.

     Voting for Proposal No. 1 would have the effect of placing the Cypress Entities in the same position under the Company's Articles of Association previously occupied by Pacific Life, as the only shareholder permitted to own more than 9.9% of the outstanding ordinary shares of the Company and own or control ordinary shares constituting 10% or more of the total combined voting rights attaching to the issued shares of the Company; the Cypress Entities would not have any rights under the Company's Articles of Association beyond the rights Pacific Life previously had.

     You should note that from and after June 30, 2005, if the Company has not obtained shareholder approval to amend the Company's Articles of Association, the Company will be required to make additional payments to the Cypress Entities under the Warrants and pay a Penalty Rate on the Notes (each as described under the heading "Description of Securities Purchase Agreement" above) until such time as the Company obtains shareholder approval or it is determined that such approval is not required.

Vote Required

     Approval of the amendments to the Company's Articles of Association requires a special resolution passed by the affirmative vote of at least two-thirds (66 2/3%) of the holders of the Company's ordinary shares present and voting in person or by proxy at the Extraordinary General Meeting, unless voting is conducted by a poll. If voting is conducted by poll, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the Company's ordinary shares present and voting in person or by proxy will be required. Abstentions and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote either for or against approval of the amendments to the Articles of Association, and therefore will not have the effect of a vote against the approval of the amendments to the Articles of Association.

        THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE COMPANY'S
                            ARTICLES OF ASSOCIATION.

   Proposal to Issue Ordinary Shares upon Conversion of the Notes or Exercise of the Warrants for which the Notes are Exchangeable Pursuant to their
                Respective Terms, as Applicable (Proposal No. 2)

General

     Section 312.03 of the New York Stock Exchange Listed Company Manual requires that companies listed on the New York Stock Exchange obtain shareholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock), in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The 3,953,183 Ordinary Shares and 3,206,431 Warrants issued to the Cypress Entities on December 31, 2004, represented less than 20% of the outstanding ordinary shares of the Company, and accordingly did not require shareholder approval under the New York Stock Exchange rules. The right to convert the Notes (or exercise the Warrants issued in exchange for the Notes, as applicable) and issue the ordinary shares of the Company as a result of such conversion (or exercise), as described earlier, is expressly conditioned on receipt of shareholder approval with respect to such issuance. The issuance of the Note Shares, in the aggregate amount as of the Closing Date of 2,130,709 ordinary shares of the Company, when considered as an integrated transaction with and added to the issuance of the 3,953,183 Ordinary Shares and 3,206,431 Warrants already issued, would exceed 20% of the currently outstanding ordinary shares of the Company. As a result, under the applicable New York Stock Exchange listing standards shareholder approval of the issuance of the Note Shares is required.

     You should note that from and after June 30, 2005, if the Company has not obtained shareholder approval to issue the Note Shares, the Company will be required to pay a Penalty Rate on the Notes (as described under the heading "Description of Securities Purchase Agreement" above) until such time as the Company obtains shareholder approval or it is determined that such approval is not required.

Vote Required

     Approval of the issuance of ordinary shares of the Company to the Cypress Entities requires an ordinary resolution passed by the affirmative vote of at least a majority of the issued and outstanding ordinary shares of the Company present and voting in person or by proxy. Votes that are withheld, abstentions, and broker non-votes will be deemed present and entitled to vote but will not be counted as a vote for or against the ordinary resolution, and therefore will not have the effect of a vote against the ordinary resolution.

        THE BOARD RECOMMENDS A VOTE "FOR" THE ISSUANCE OF ORDINARY SHARES
                   TO THE CYPRESS ENTITIES AS DESCRIBED ABOVE.



Interest of Certain Persons in the Matter to be Acted Upon

     William Spiegel, one of the Company's directors, is a Managing Director of The Cypress Group. He was appointed to the Company's Board of Directors pursuant to the Shareholders' Agreement effective January 3, 2005. In connection with the sale of securities to the Cypress Entities, the Company paid on January 4, 2005 an equity commitment fee to The Cypress Advisors, Inc., an affiliate of The Cypress Group, in the amount of $2,000,000. None of the Company's other officers, directors or affiliates has a substantial interest in the matter to be acted upon at the Extraordinary General Meeting other than as a shareholder of the Company.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth the beneficial ownership of the ordinary shares of the Company by all persons who beneficially own 5% or more of the ordinary shares, by each director and named executive officer and by all directors, director nominees and executive officers as a group as of February 22, 2005.

                                                                       Number of     Percent of
Number of Percent of Name and Address of Beneficial Owners (1)          Shares          Class
--------------------------------------------------------------------- ------------  ------------
Michael Austin (3) ..................................................    27,000        *
Bill Caulfeild-Browne (3) ...........................................    32,000        *
Robert M. Chmely (3) ................................................    27,200        *
Jean Claude Damerval.................................................    20,000        *
Michael C. French (2)(3) ............................................   944,067        2.3%
Paul Goldean (3).....................................................    21,797        *
David Huntley (3)....................................................    40,000        *
Lord Norman Lamont (3) ..............................................    16,000        *
Thomas A. McAvity, Jr. (3) ..........................................    92,600        *
Hugh T. McCormick....................................................        --        *
Elizabeth A. Murphy (3)..............................................    60,000        *
Hazel R. O'Leary (3) ................................................    20,700        *
Glenn S. Schafer (4) ................................................        --        *
Oscar R. Scofield (3) ...............................................   143,489        *
William Spiegel(11)..................................................        --        *
Seth Vance...........................................................        --        *
Clifford Wagner(3)...................................................    91,852        *
Scott E. Willkomm (3)................................................   426,507        1.1%
CMBP II (Cayman) Ltd.(5)(11)........................................  3,953,183        9.9%
Pacific Mutual Holding Company (6) .................................  3,007,380        7.5%
Boston Partners Asset Management, LLC (7)...........................  2,052,445        5.1%
Wellington Management Company, LLP (8)..............................  3,553,694        8.5%
T. Rowe Price Associates, Inc. (9)..................................  3,385,836        8.5%
FMR Corp. (10)......................................................  3,586,612        9.0%
All directors, director nominees and executive officers as a
group (fifteen persons).............................................. 1,924,699        4.8%
 *  Less than 1%

(1) Except as otherwise indicated, the address for each beneficial owner is c/o Scottish Re Group Limited, P.O. Box HM 2939, Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda.
(2) Includes (i) 227,000 ordinary shares of the Company and 200,000 ordinary shares of the Company issuable upon the exercise of Class A warrants beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries and (ii) 266,667 ordinary shares of the Company issuable upon the exercise of options beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such ordinary shares. Includes 60,000 ordinary shares of the Company issuable upon the exercise of options exercisable within 60 days and 150,000 ordinary shares of the Company issuable upon the exercise of Class A warrants exercisable within 60 days.
(3) Does not include ordinary shares issuable upon exercise of stock options not exercisable within 60 days.
(4) In accordance with Pacific Life's policy prohibiting Pacific Life executives from receiving direct, personal benefits from Pacific Life investments, Glenn S. Schafer transferred 16,000 ordinary shares issuable upon exercise of stock options to Pacific Life.
(5) Based on a Schedule 13D filed by CMBP II (Cayman) Ltd. with the Securities and Exchange Commission on January 7, 2005, as a joint filer with Cypress Associates II (Cayman) L.P., Cypress Merchant B Partners II (Cayman) L.P., Cypress Merchant B II-A C.V., Cypress Side-by-Side (Cayman) L.P. and 55th Street Partners II (Cayman) L.P. The address of the joint filers is Cypress Associates II (Cayman) L.P. c/o The Cypress Group L.L.C., 65 East 55th Street, 28th Floor, New York, New York 10022.

(6) Based on a Schedule 13D filed by Pacific Mutual Holding Company with the Securities and Exchange Commission on January 11, 2002. The number is adjusted for the purchase by the Company from Pacific Life of 1,525,000 ordinary shares pursuant to a Share Purchase Agreement dated July 3, 2003. The address of Pacific Mutual Holding Company is 700 Newport Center Drive, Newport Beach, CA 92660-6397. The directors of Pacific Mutual Holding Company are Richard M. Ferry, Donald E. Guinn, Allen W. Mathies, Jr., Donn
     B. Miller, Susan Westerberg Prager, Richard M. Rosenberg, Glenn S. Schafer, Thomas C. Sutton, James R. Ukropina and Khanh T. Tran, all of whom disclaim beneficial ownership of the shares of the Company owned by Pacific Mutual Holding Company, except to the extent of their pecuniary interest therein.
(7) Based on a Schedule 13G/A filed by Boston Partners Asset Management, LLC with the Securities and Exchange Commission on February 10, 2005. The address of Boston Partners Asset Management, LLC is 28 State Street, 20th Floor, Boston, MA 02109.
(8) Based on a Schedule 13G/A filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2005. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.
(9) Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 14, 2005. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(10) Based on a Schedule 13G filed jointly by FMR Corp., Edward C. Johnson, 3d and Abigail P. Johnson with the Securities and Exchange Commission on February 14, 2005. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,250,072 ordinary shares of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of ordinary shares of the Company owned by the investment companies at December 31, 2004 included 322,432 ordinary shares of the Company resulting from the assumed conversion of $7,000,000 principal amount of the Company's senior convertible notes (46.0617 ordinary shares of the Company for each $1,000 principal amount of debenture). Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,250,072 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 100,890 ordinary shares of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 100,890 ordinary shares of the Company and sole power to vote or to direct the voting of 100,890 ordinary shares of the Company owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 235,650 ordinary shares of the Company. Fidelity International Limited, a Bermudan joint stock company incorporated for an unlimited duration by private act of the Bermuda Legislature ("FIL") and an investment adviser to various investment companies and certain institutional investors, as a beneficial owner of the 235,650 ordinary shares of the Company. FIL has sole power to vote and the sole power to dispose of 235,650 shares.

(11) Mr. William Spiegel, CMBP II (Cayman) Ltd. and Cypress Associates II (Cayman) L.P. disclaim beneficial ownership of the ordinary shares of the Company owned by the Cypress Entities.

                                  Other Matters

     Neither management nor the Board of Directors knows of any matter to be acted upon at the Extraordinary General Meeting other than the matter described above. If any other matter properly comes before the Extraordinary General Meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                       Where You Can Find More Information

     This preliminary proxy statement "incorporates by reference" certain of the reports and other information that the Company has filed with the SEC under the Exchange Act. This means that the Company is disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this preliminary proxy statement will update and supersede this information. The following documents filed with the SEC are incorporated by reference:

     o    Annual Report on Form 10-K for the year ended December 31, 2003;

     o    Definitive Proxy Statement filed with the SEC on April 1, 2004;

     o    Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

     o    Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

     o    Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004;

     o Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

     o Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004;

     o    Current Report on Form 8-K filed with the SEC on January 6, 2004;

     o    Current Report on Form 8-K/A filed with the SEC on March 5, 2004;

     o    Current Report on Form 8-K filed with the SEC on October 18, 2004;

     o    Current Report on Form 8-K filed with the SEC on October 21, 2004;

     o    Current Report on Form 8-K filed with the SEC on October 29, 2004;

     o Current Report on Form 8-K (under Item 5.02) filed with the SEC on November 9, 2004;

     o    Current Report on Form 8-K filed with the SEC on December 8, 2004;

     o    Current Report on Form 8-K filed with the SEC on December 20, 2004;

     o    Current Report on Form 8-K filed with the SEC on December 29, 2004;

     o    Current Report on Form 8-K filed with the SEC on December 30, 2004;

     o    Current Report on Form 8-K filed with the SEC on January 6, 2005;

     o    Current Report on Form 8-K filed with the SEC on January 18, 2005;

     o Current Report on Form 8-K filed with the SEC on February 11, 2005 (under Item 5.02);

     o Current Report on Form 8-K filed with the SEC on February 11, 2005 (with respect to Item 2.03 only); and

     o    Current Report on Form 8-K filed with the SEC on February 24, 2005.

     The Company will provide each person to whom a copy of this preliminary proxy statement has been delivered, without charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Scottish Re Group Limited, Attn: Scott E. Willkomm, P.O. Box 2939, Hamilton, HM MX, Bermuda, (441) 295-4451.

                                          By Order of the Board of Directors,



                                          Scott E. Willkomm
                                          Chief Executive and Officer President




Hamilton, Bermuda

               , 2005

                                                                         Annex A


     In the description of each article below, where articles have been marked to show the changes proposed, deleted text is shown in [brackets] and inserted text is shown in capitalized type.

              Text of the Amendments to the Articles of Association


BE IT RESOLVED, by special resolution, that the following articles of the Articles of Association of the Company be amended and restated in their entirety to read as set forth below:

          6. (b) Notwithstanding Article 6(a) of these Articles, the Company shall not issue any shares in a manner that the Board of Directors of the Company believes would cause, by reason of such issuance, the total Controlled Shares of any Person to equal or exceed 10% of a class of the Company's shares; provided, however, that this provision shall not apply to (i) the issuance of shares to [Pacific Life Insurance Company] CYPRESS MERCHANT B PARTNERS II (CAYMAN) L.P., CYPRESS MERCHANT BANKING II-A C.V., 55TH STREET PARTNERS II (CAYMAN) L.P., CYPRESS SIDE-BY-SIDE CAYMAN L.P. (THE "CYPRESS PURCHASERS") AND ANY OTHER SHAREHOLDER (AS SUCH CAPITALIZED TERM IS DETERMINED BY THE BOARD OF DIRECTORS BY REFERENCE TO THE DEFINITION OF SUCH TERM IN THE SHAREHOLDERS' AGREEMENT BY AND AMONG THE COMPANY AND THE CYPRESS PURCHASERS DATED AS OF DECEMBER 31, 2004) (TOGETHER WITH THE CYPRESS PURCHASERS, THE "CYPRESS ENTITIES" AND EACH, A "CYPRESS ENTITY") in such amount so that [Pacific Life Insurance Company's] THE CYPRESS ENTITIES' Controlled Shares do not exceed 24.9% of a class of the Company's shares and (ii) any issuance of shares to a person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the company is a party, for resale.

          9. (b) Except with respect to transfers of the Company's shares executed on any recognized securities exchange or inter-dealer quotation system, including without limitation the New York Stock Exchange and the Nasdaq National Market, the Directors shall decline to register a transfer of shares if the Directors have reason to believe that the effect of such transfer would be to increase the number of total Controlled Shares of any Person to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis. Notwithstanding the foregoing, [Pacific Life Insurance Company, Pacific Mutual Holding Company, Pacific Life Corp and/or any direct or indirect wholly owned subsidiary of Pacific Mutual Holding Company (each, a "Pacific Life Entity," provided however, that any Pacific Life Entity shall cease to be a Pacific Life Entity in the event it is no longer a 100% direct or indirect subsidiary of Pacific Mutual Holding Company)] THE CYPRESS ENTITIES shall each be permitted to transfer shares of the Company to another [Pacific Life] CYPRESS Entity, provided that the Controlled Shares of the [Pacific Life] CYPRESS Entities in the aggregate do not exceed 24.9% of a class of the Company's shares.

          47. (a) (i) Subject to Article 6, every Member of record present in person or by proxy shall have one vote for each issued and outstanding Ordinary Share registered in his name in the register; PROVIDED THAT, subject to the following provisions of this Article 47, if and for so long as the number of Controlled Shares of any Person other than a [Pacific Life] CYPRESS Entity would constitute 10% or more of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), or the total number of Controlled Shares of the [Pacific Life] CYPRESS Entities would constitute 25% or more of the total combined voting rights attaching to the issued Shares of the Company (calculated after giving effect to any prior reductions in voting rights attaching to Controlled Shares of other persons as provided in this Article 47), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):


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


                    (T-C)/(XxC)

          Where:        "T" is the aggregate number of votes conferred by all
          the issued shares immediately prior to that application of the Formula adjusted to take into account any prior reduction taken with respect to any other Member pursuant to Article 47(d) as at the same date;

                        "C" is the number of issued Controlled Shares attributable to such Person;

                        "X" is (i) 9.1 if such Person is any Person other than a [Pacific Life] CYPRESS Entity or (ii) 3.016 if the Formula is being applied to determine the reduction in total combined voting rights attributable to the total number of Controlled Shares of the [Pacific Life] CYPRESS Entities.

          47. (d) The Formula shall be applied successively as many times as may be necessary to ensure that no Person other than a [Pacific Life] CYPRESS Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the [Pacific
          Life] CYPRESS Entities shall not exceed 24.9% at any time. For the purposes of determining the votes exercisable by Members as at any date, the Formula shall be applied first to the votes of Controlled Shares attributable to the Person to whom the greatest number of Controlled Shares are attributed and successively to the Controlled Shares attributable to them, in each case calculations being made on the basis of the aggregate number of votes conferred by the issued shares as at such date as reduced by the application of the Formula to any larger number of Controlled Shares as at such date.

          47. (e) Notwithstanding the provisions of Articles 47(a) and (d) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person other than a [Pacific Life] CYPRESS Entity shall be a 10% Shareholder at any time, and that the voting rights attached to the Controlled Shares of the [Pacific Life] CYPRESS Entities shall not exceed 24.9% at any time.

          89. If the Company redeems or purchases shares or directs the sale and transfer of such shares pursuant to this Article 89, it shall do so only in a manner the Board believes would not result, upon consummation of such redemption or purchase, in the total number of Controlled Shares of any Person other than a [Pacific Life] CYPRESS Entity, increasing to ten percent (10%) or any higher percentage of a class of the Company's shares on an Unadjusted Basis or the total number of Controlled Shares of the [Pacific Life] CYPRESS Entities increasing to twenty-five percent (25%) or any higher percentage of a class of the Company's shares on a Unadjusted Basis.

provided that no individual amendment to any of the articles specified above shall be effective where the necessary approval for the amendment of any other of the articles specified above is not achieved.


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